Exhibit 5.1

Gusrae Kaplan & Nusbaum pllc
ATTORNEYS AT LAW

SCOTT H. GOLDSTEIN	120 WALL STREET – 25TH FLOOR	OF COUNSEL
MARTIN H. KAPLAN	NEW YORK, NY 10005	ROBERT L. BLESSEY
LAWRENCE G. NUSBAUM	____	HOWARD F. MULLIGAN
RYAN J. WHALEN	TEL (212) 269-1400 FAX (212) 809-4147 ____ www.gusraekaplan.com

                                                                    October 7, 2019

Modular Medical, Inc.

800 Valley West Parkway

Escondido, CA 92025

Re:           Modular Medical, Inc. / Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Modular Medical, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-1 (File No. 333-232377) (the “Registration Statement”) with the United States Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer and sale of up to an aggregate of 9,658,201 shares (the "Shares") of the Company's common stock (the “Common Stock”) by those certain selling shareholders named in the Registration Statement (the “Selling Shareholders”). The Shares have been issued to the Selling Shareholders in accordance with the terms of (a) Common Stock Purchase Agreement, dated as of July 24, 2017 between certain of the Selling Shareholders and the Company (the “First Purchase Agreement”) or (b) Common Stock Purchase Agreement, dated as of November 9, 2018 between certain of the Selling Shareholders and the Company (the “Second Purchase Agreement” and, together with the First Purchase Agreement, the “Purchase Agreements”).

In connection with this opinion, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records (including minutes and resolutions of the board of directors of the Company), and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following: (a) the First Purchase Agreement, (b) the Second Purchase Agreement, (c) the Second Amended and Restated Articles of Incorporation of the Company, (d) the Amended By-laws of the Company, and (e) the Registration Statement.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed below, with your permission we have relied solely upon, without independent verification or investigation of the accuracy or completeness thereof, statements and representations of the Selling Shareholders, the Company as well as officers, directors and other representatives of the Company.

Based upon the foregoing, and in reliance thereon, we are of the opinion that, when the Registration Statement has been declared effective by the SEC, the Shares issued to the Selling Shareholders pursuant to the Purchase Agreements will be legally issued, fully paid and non-assessable.

Without limiting the generality of the foregoing, we express no opinion as to the applicability of any securities laws or regulations except to the extent specifically provided above in this opinion, or bankruptcy or solvency, laws or regulations, or environmental law or regulations of the United States of America or any state or other jurisdiction.

This opinion is limited to the laws in effect as of the date hereof and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the use of this opinion as an exhibit to Registration Statement and to be named therein as the attorneys to the extent of opinions provided herein. In giving the foregoing consent, we do not admit that we are experts pursuant to Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Unless the prior written consent of our firm is obtained, this opinion is not to be quoted or otherwise referred to in any written report, proxy statement or other registration statement, nor is it to be filed with or furnished to any other governmental agency or other person, except as otherwise required by law.

Very truly yours,

/s/ GUSRAE KAPLAN NUSBAUM PLLC

Gusrae Kaplan Nusbaum PLLC